SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

       Current Report Pursuant to Section 13 or 15(d) of
            The Securities and Exchange Act of 1934

               Date of Report: December 11, 1998


                   BIRMINGHAM UTILITIES, INC.


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     (Exact name of registrant as specified in its charter)


                                                  Connecticut
     0-6028              06-0878647
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     (State or other     (Commission              (I. R. S. Employer
      jurisdiction of     File Number)             Identification No.)
      Incorporation)


      230 Beaver Street, Ansonia, CT                    06401-0426
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      (Address of principal executive officers)         (Zip Code)


     Registrant's telephone number, including area code (203) 735-1888

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     (Former name or former address, if changed since last report)


Item 5.  Other Events


     The Registrant announced today that on December 3, 1998 it completed the sales of 744 acres of undeveloped excess water company lands in Oxford and Seymour, CT to the Towns of Oxford and Seymour.

     The sale to the Town of Oxford consisted of 515 acres, the bulk of which is located in Oxford. The selling price to the Town of Oxford was $3,220,000, of which the Registrant will recognize a net gain, after taxes and selling expenses, of approximately $1,846,000. This gain will be shared between the Registrant's ratepayers and shareholders over a three-year period, as approved by the CT Department of Public Utility Control ("DPUC").

     The Sale to the Town of Seymour consisted of 229 acres of undeveloped excess water company land in Seymour for $1,800,000. The net gain of approximately $958,000 will also be shared between Registrant's ratepayers and shareholders over a three-year period.

     The Registrant's Board of Directors on December 9, 1998 announced a 2 for 1 stock split for all outstanding shares of the Registrant's Common Stock. The stock split is subject to approval by the DPUC and will be effective only after the Registrant receives that approval. Registrant expects to apply for DPUC approval by the end of the year. The DPUC must render its decision within 30 days from receipt of the application. The Registrant knows of no reason why the DPUC should not approve the Registrant's proposal.


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused the report to be signed on its behalf by the undersigned hereunto duly authorized.


                         BIRMINGHAM UTILITIES, INC.
                              (Registrant)



Date:_____________        By:      /s/
                               John S. Tomac
                          Its: President